        As filed with the Securities and Exchange Commission on April 24, 2000
                                                         Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                              CORILLIAN CORPORATION
             (exact name of registrant as specified in its charter)

           Oregon                                       91-1795219
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                              3855 S.W. 153rd Drive
                             Beaverton, Oregon 97006
          (Address of principal executive offices, including zip code)

             Corillian Corporation 2000 Employee Stock Purchase Plan
          Corillian Corporation 2000 Stock Incentive Compensation Plan
                  Corillian Corporation 1997 Stock Option Plan
                            (Full title of the plans)


                                 TED F. SPOONER
                Chairman of the Board and Chief Executive Officer
                              3855 S.W. 153rd Drive
                             Beaverton, Oregon 97006
                                 (503) 627-0729
 (Name, address and telephone number, including area code, of agent for service)

                        -------------------------------

                                    Copy To:

                                  Roy W. Tucker
                                Perkins Coie LLP
                        1211 SW Fifth Avenue, Suite 1500
                             Portland, Oregon 97204

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

========================================   ============    ====================   =====================   =================

          Title of Securities              Number to Be     Proposed Maximum        Proposed Maximum         Amount of
           to Be Registered                Registered(1)     Offering Price        Aggregate Offering     Registration Fee
                                                                                          Price
----------------------------------------   -------------   --------------------   ---------------------   -----------------

Common Stock, without par value,
subject to outstanding options under
the:
----------------------------------------   -------------   --------------------   ---------------------   -----------------
    Corillian Corporation 2000 Stock         965,600             $ 3.765(2)        $ 3,635,484
    Incentive Compensation Plan               35,000               8.00(2)             280,000
                                             184,333              10.50(2)           1,935,497
----------------------------------------   -------------   --------------------   ---------------------   -----------------
    Corillian Corporation 1997 Stock         221,107             $ 0.15(2)         $    33,166
    Option Plan                              505,415               0.56(2)             283,032
                                             961,000               0.60(2)             576,600
                                             200,000               0.62(2)             124,000
                                             734,667               1.50(2)           1,102,000
                                             295,667               1.88(2)             555,854
                                             434,000               3.77(2)           1,636,180
----------------------------------------   -------------   --------------------   ---------------------   -----------------
Common Stock, without par value, not
subject to outstanding options under
the:
----------------------------------------   -------------   --------------------   ---------------------   -----------------
    Corillian Corporation 2000               999,999             $ 9.97(3)         $ 9,969,990(3)
    Employee Stock Purchase Plan
----------------------------------------   -------------   --------------------   ---------------------   -----------------
    Corillian Corporation 2000 Stock       3,615,067             $ 9.97(3)         $36,042,218(3)
    Incentive Compensation Plan
----------------------------------------   -------------   --------------------   ---------------------   -----------------
         TOTAL:                            9,151,855                               $56,174,021             $  14,830
========================================   ============    ====================   =====================   =================



(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.
(2) Based upon the exercise prices of options granted as of the date of filing this Registration Statement pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's prospectus (the "Prospectus") filed with the Securities and Exchange Commission (the "Commission") on April 12, 2000 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"); and

                  (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on February 2, 2000, under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As an Oregon corporation, the Registrant is subject to the laws of the State of Oregon governing private corporations and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the Oregon Revised Statutes ("ORS"), the Registrant's Restated Articles of Incorporation (the "Articles) eliminate the liability of the Registrant's directors to the Registrant or its shareholders except for any liability related to (i) breach of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional transactions from which the director derived an improper personal benefit.

         ORS Section 60.391 allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not opposed to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under ORS Sections 60.387 to 60.414, corporations may not indemnify a director or officer against liability in connection with a claim by or in the right of the corporation or for any improper personal benefit in which the director or officer was adjudged liable to the corporation. ORS Section 60.394 mandates indemnification for all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, pursuant to the ORS Section 60.401, a court may order indemnification in view of all the relevant circumstances, whether or not the director or officer met the good-faith and reasonable belief standards of conduct set out in ORS Section 60.391.

         ORS Section 60.414 also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

         The Articles provide that the Registrant is required to indemnify to the fullest extent not prohibited by law any current or former director who is made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person serves or served as a director of the Registrant. The Articles also provide that the Registrant is permitted to indemnify to the fullest extent not prohibited by law any current or former officer who is made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person is or was an officer of the Registrant.

ITEM 8.  EXHIBITS


    Exhibit
    Number                       Description
--------------   --------------------------------------------------------------
     5.1         Opinion of Perkins Coie LLP regarding legality of the Common
                 Stock being registered

    23.1         Consent of KPMG LLP

    23.2         Consent of Perkins Coie LLP (included in opinion filed as
                 Exhibit 5.1)

    24.1         Power of Attorney (see signature page)

    99.1         Corillian Corporation 2000 Employee Stock Purchase Plan
                 (incorporated by reference to Exhibit 10.2 to the Registration
                 Statement on Form S-1)

    99.2         Corillian Corporation 2000 Stock Incentive Compensation Plan
                 (incorporated by reference to Exhibit 10.1 to the Registration
                 Statement on Form S-1)

    99.3 Corillian Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1)


ITEM 9.    UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 18th day of April, 2000.

                              CORILLIAN CORPORATION

                              /s/ TED F. SPOONER
                              -------------------------------------------------
                              By: Ted F. Spooner, Chairman of the Board and Chief Executive Officer

         Each person whose individual signature appears below hereby authorizes Ted F. Spooner, Steven Sipowicz and Kirk H. Wright, and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 18th day of April, 2000.

              SIGNATURE                                 CAPACITIES
              ---------                                 ----------


/s/ Ted F. Spooner                              Chairman of the Board and Chief
----------------------------------------------  Executive Officer
           Ted F. Spooner                       PRINCIPAL EXECUTIVE OFFICER


/s/ Steven Sipowicz                             Chief Financial Officer
----------------------------------------------  PRINCIPAL FINANCIAL AND
           Steven Sipowicz                      ACCOUNTING OFFICER


/s/ Kirk H. Wright                              President and Director
----------------------------------------------
           Kirk H. Wright


/s/ Robert G. Barrett                           Director
----------------------------------------------
           Robert G. Barrett


/s/ Robert Huret                                Director
----------------------------------------------
           Robert Huret


/s/ Edmund P. Jensen                            Director
----------------------------------------------
           Edmund P. Jensen


/s/ Ravi Mohan                                  Director
----------------------------------------------
           Ravi Mohan


/s/ Jay N. Whipple III                          Director
----------------------------------------------
           Jay N. Whipple III

                                INDEX TO EXHIBITS


   Exhibit
   Number                      Description
---------------   -------------------------------------------------------------


    5.1           Opinion of Perkins Coie LLP regarding legality of the Common
                  Stock being registered

   23.1           Consent of KPMG LLP

   23.2           Consent of Perkins Coie LLP (included in opinion filed as
                  Exhibit 5.1)

   24.1           Power of Attorney (see signature page)

   99.1           Corillian Corporation 2000 Employee Stock Purchase Plan
                  (incorporated by reference to Exhibit 10.2 to the Registration
                  Statement on Form S-1)

   99.2           Corillian Corporation 2000 Stock Incentive Compensation Plan
                  (incorporated by reference to Exhibit 10.1 to the Registration
                  Statement on Form S-1)

   99.3 Corillian Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1)
